Exhibit 3.173

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of Ross Miller Secretary of State State of Nevada

Document Number 20090171303-76 Filing Date and Time 02/23/2009 4:15 PM Entity Number E0095062009-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

2. Registered Agent for Service of Process: (check only one box)

3. Dissolution Date: (optional)

4. Management: (required)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

7. Certificate of Acceptance of Appointment of Registered Agent:

Hillendahl Health Holdings LLC Check box if a Series Limited-Liability Company

x Commercial Registered Agent: National Registered Agents, Inc. of NV Name

Noncommercial Registered Agent (name and address below) OR Office of Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address City Nevada Zip Code

Mailing Address (If different from street address) City Nevada Zip Code

Latest date upon which the company is to dissolve (if existence is not perpetual):

Company shall be managed by: Manager(s) OR x Member(s) (check only one box)

1) The Ensign Group, Inc. Name

27101 Puerta Real, Suite 450 Mission Viejo CA 92691 Street Address City State Zip Code

2) Name Street Address City State Zip code

3) Name Street Address City State Zip Code

Daniel H. Walker x

Name Organizer Signature

27101 Puerta Real, Suite 450 Mission Viejo CA 92691

Address City State Zip Code

I hereby accept appointment as Registered Agent for the above named Entity.

x Jose Castellanos, Asst. Secretary 2/23/09

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

This form must be accompanied by appropriate fees. Nevada Secretary of State NRS 86 DLLC Articles Revised on 7-1-08

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

HILLENDAHL HEALTH HOLDINGS LLC E0095062009-2

NAME OF LIMITED-LIABILITY COMPANY FOR THE FILING PERIOD OF FEB, 2014 TO FEB, 2015

USE BLACK INK ONLY - DO NOT HIGHLIGHT *100401*

**YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov**

Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional managers or managing members, attach a list of them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.

4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State.

6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of Ross Miller Secretary of State State of Nevada

Document Number 20140487494-73 Filing Date and Time 07/07/2014 6:14 AM Entity Number E0095062009-2

(This document was filed electronically) ABOVE SPACE IS FOR OFFICE USE ONLY ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100 00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW NRS76.020 Exemption Codes

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption Code: 001 - Governmental Entity 005 - Motion Picture Company 006 - NRS 680B.020 Insurance Co.

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NAME

CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

27101 PUERTA REAL, STE 400 , USA MISSION VIEJO CA 92691

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the Identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER Title CHIEF FINANCIAL OFFICER Date 7/7/2014 6:14:17 AM

Signature of Manager, Managing Member or Other Authorized Signature Nevada Secretary of State List ManorMem Revised: 8-8-13